As filed with the Securities and Exchange Commission on June 23, 2006

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________________

HANA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
Delaware		32-0064979
(State or other jurisdiction of Incorporation or organization)	400 Oyster Point Blvd., Suite 215 South San Francisco, CA 94080 Telephone (650) 588-6404 Facsimile (650) 588-2787	(I.R.S. Employer Identification No.)

(Address of principal executive offices)
_______________________________

2004 STOCK INCENTIVE PLAN
2006 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)
_______________________________

John P. Iparraguirre
Vice President, Chief Financial Officer
Hana Biosciences, Inc.
400 Oyster Point Blvd., Suite 215
South San Francisco, CA 94080
Telephone (650) 588-6404
Facsimile (650) 588-2787
(Name and address of agent for service)
Copies to: Christopher J. Melsha, Esq. Maslon Edelman Borman & Brand, LLP 90 South 7th Street, Suite 3300 Minneapolis, Minnesota 55402 Telephone: (612) 672-8200 Facsimile: (612) 642-8343

__________________________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Proposed Maximum Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.001 per share (3)	4,000,000 (3)	$7.985	$11,977,500	$1,281.59 (4)
Common Stock, par value $.001 per share (5)	750,000	$7.985	$ 5,988,750	$ 640.80
Totals	4,750,000 (3)		$17,966,250	$1,922.39

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average low and high prices of the Registrant’s Common Stock on June 16, 2006, as reported on the Nasdaq National Market.

(3)	Common Stock issuable pursuant to the Registrant’s 2004 Stock Incentive Plan. Includes 2,500,000 shares previously registered on Form S-8, File No. 333-236878, filed on July 26, 2005.
(4)
Registration fees are currently being paid with respect to the 1,500,000 shares under the 2004 Stock Incentive Plan being registered under this registration statement. The Registrant previously registered 2,500,000 shares under the 2004 Stock Incentive Plan. See “Incorporation of Contents of Registration Statement by Reference.”

(5)	Common Stock issuable pursuant to the Registrant’s 2006 Employee Stock Purchase Plan.

INCORPORATION OF CONTENTS OF
REGISTRATION STATEMENT BY REFERENCE

A Registration Statement on Form S-8 (File No. 333-126878) was filed with the Securities and Exchange Commission on July 26, 2005 covering the registration of 2,500,000 shares initially authorized for issuance under the Company’s 2004 Stock Incentive Plan (the “2004 Plan”). Pursuant to Rule 429 and General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 1,500,000 shares authorized under the 2004 Plan. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the aforementioned Registration Statement is incorporated herein by reference.

PART I

As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference herein:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

3.
Current Reports on Form 8-K filed March 21, 2006, April 11, 2006, April 14, 2006, May 11, 2006 (including the amendment thereto on Form 8-K/A filed on May 15, 2006), May 17, 2006, May 22, 2006, and June 19, 2006, respectively; and

4.	The description of capital stock as set forth on Form 8-A filed on April 11, 2006 (File No. 000-50782).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Article 6 of the Registrant’s bylaws, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the Registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of Registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the Registrant unless such court or the Delaware Court of Chancery also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The Registrant’s Certificate of Incorporation also eliminates the liability of directors of the Registrant for monetary damages to the fullest extent permissible under Delaware law.

Section 145 of the Delaware General Corporation Law states:

(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit	Description

5.1	Opinion of Maslon Edelman Borman & Brand, LLP

10.1	Hana Biosciences, Inc. 2004 Stock Incentive Plan, as amended (incorporated by reference to Appendix C of the Registrant’s Proxy Statement on Schedule 14C filed on April 7, 2006)

10.2	Hana Biosciences, Inc. 2006 Employee Stock Purchase Plan (incorporated by reference to Appendix D of the Registrant’s Proxy Statement on Schedule 14C filed on April 7, 2006)

23.1	Consent of J.H. Cohn LLP

23.2	Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering rage may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.;

(iii) To include any additional or material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco and the State of California, on the 22nd day of June, 2006.

HANA BIOSCIENCES, INC.

By:	/s/ Mark J. Ahn
Mark J. Ahn
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Mark J. Ahn and John P. Iparraguirre, signing singly, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

  The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Mark J. Ahn Mark J. Ahn	President, Chief Executive Officer and Director (Principal Executive Officer)	June 22, 2006

/s/ John P. Iparraguirre John P. Iparraguirre	Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	June 22, 2006

/s/ Tyler Nielsen Tyler Nielsen	Controller (Principal Accounting Officer)	June 22, 2006

Arie Belldegrun	Director	June __, 2006

/s/ Isaac Kier Isaac Kier	Director	June 22, 2006

/s/ Leon E. Rosenberg Leon E. Rosenberg	Director	June 22, 2006

Michael Weiser	Director	June __, 2006

INDEX TO EXHIBITS

Exhibit	Description

5.1	Opinion of Maslon Edelman Borman & Brand, LLP

10.1	Hana Biosciences, Inc. 2004 Stock Incentive Plan, as amended (incorporated by reference to Appendix C of the Registrant’s Proxy Statement on Schedule 14C filed on April 7, 2006)

10.2	Hana Biosciences, Inc. 2006 Employee Stock Purchase Plan (incorporated by reference to Appendix D of the Registrant’s Proxy Statement on Schedule 14C filed on April 7, 2006)

23.1	Consent of J.H. Cohn LLP

23.2	Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)